UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2012

GenMark Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34753

Delaware	27-2053069
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5964 La Place Court, Suite 100
Carlsbad, CA 92008
(Address of principal executive offices, including zip code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective March 27, 2012, GenMark Diagnostics, Inc., ("GenMark"), through its subsidiary Clinical Micro Sensors, Inc., entered into a Non-Exclusive License Agreement (the "License Agreement") with Caliper Life Sciences Inc. ("Caliper"). The License Agreement grants GenMark a non-exclusive license under Caliper's microfluidics patent portfolio. In consideration for the license, GenMark has agreed to pay Caliper certain up-front and sales-based milestone payments, as well as a royalty on the sale of certain products. In addition, GenMark has obtained an unconditional release from any and all claims based upon any alleged infringement of the licensed patents prior to the effective date of the License Agreement.

The foregoing description of the License Agreement is qualified in its entirety by reference to the actual text of the License Agreement, a copy of which GenMark expects to file with its Quarterly Report on Form 10-Q for the quarter eneded March 31, 2012.

Item 7.01.    Regulation FD Disclosure

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

On March 29, 2012, GenMark Diagnostics, Inc. issued a press release announcing that it entered into a non-exclusive license agreement with PerkinElmer, Inc.'s Caliper Life Sciences subsidiary granting GenMark a non-exclusive license under Caliper's microfluidics patent portfolio. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenMark Diagnostics, Inc.

Date: March 30, 2012	By:	/s/ Matthew Cohen
Matthew Cohen
SVP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated March 29, 2012